Exhibit 23(c)


                                 CONSENT OF ENGINEER


               We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission on October 29, 1992 (Registration No. 33-53898) of our report, dated May 9, 1994, which appears in or is incorporated by reference in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.


                                   /s/ Kenneth J. Girard

                                   WEIR INTERNATIONAL MINING CONSULTANTS


          October 12, 1995
          Des Plaines, Illinois